U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

DECEMBER 21, 2010
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2010, Mesa Laboratories, Inc. entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with Apex Laboratories, Inc.

Pursuant to the terms of the Asset Purchase Agreement, Mesa Laboratories has agreed to purchase the commercial rights and certain physical assets of Apex Laboratories’ biological indicators for hydrogen peroxide vapor systems product line and related consulting services for approximately $6.0 million in cash plus the value of open account receivable balances associated with the line of approximately $600,000.  To finance this acquisition Mesa Laboratories utilized $2,478,000 from its existing line of credit and its cash reserves.  There was also a holdback of $600,000 for certain contingencies, which accumulates interest at an annual rate of two percent and is payable in equal installments at the six and twelve month anniversaries of the acquisition.

In conjunction with the closing of the Asset Purchase Agreement Mesa Laboratories and Apex Laboratories have also enter into a Transitional Services Agreement, pursuant to which Apex Laboratories will provide certain services and manufacturing related to the biological indicators and contract services product line to Mesa Laboratories for a period of up to six months.

On December 21, 2010, Mesa Laboratories, Inc. issued a press release announcing its entry into the Asset Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1.

ITEM 2.01  COMPLETION OF ACQUISTION OR DISPOSITION OF ASSETS.

On December 21, 2010, we completed the Asset Purchase pursuant to the Agreement on the terms as set forth in Item 1 above.  Please refer to Item 1 above for a description of the material terms and conditions of the Asset Purchase.  Pursuant to the Agreement, the cash proceeds paid at closing were adjusted for the holdback amount.  A copy of the agreements is furnished as Exhibit 2.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)           Exhibits:

2.1           Asset Purchase Agreement and Transitional Services Agreement dated December 21, 2010 between Mesa Laboratories, Inc. and Apex Laboratories, Inc.

99.1         Press Release issued December 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Issuer)

DATED: December 23, 2010	BY:	/s/ Steven W. Peterson
Steven W. Peterson.
Chief Financial Officer,
V.P. of Finance and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

2.1	Asset Purchase Agreement and Transitional Services Agreement dated December 21, 2010	Filed herewith

99.1	Press release dated December 21, 2010	Filed herewith